EXHIBIT 10.28

MASTER LEASE AGREEMENT

This Master Lease Agreement (“Agreement”) is dated as of April, 13, 2011 by and between TD EQUIPMENT FINANCE, INC. (“Lessor”), having an office at 1006 Astoria Blvd., Cherry Hill, New Jersey 08034, and PHOTRONICS, INC. (“Lessee,”). If more than one person or entity executes the Agreement as “Lessee,” then the term “Lessee” shall mean each person or entity executing the Agreement both individually and jointly, and each person or entity shall have joint and liability under the Agreement.

In consideration of the mutual agreements set forth below and the payment of rent as provided for herein, and intending to be legally bound, the parties agree as follows:

1. LEASE. This Agreement establishes the general terms and conditions under which Lessor may from time to time lease equipment and other property to Lessee. The terms of this Agreement shall be deemed to form a part of each Schedule executed by Lessee and Lessor which references this Agreement. “Equipment” shall mean all items of equipment and other property described on any “Schedule.” Each Schedule shall constitute a separate lease agreement (“Lease”) incorporating all of the terms and conditions of this Agreement. In the event of a conflict between the provisions of any Lease and the provisions of this Agreement, the provisions of the Lease shall prevail.

2. TERMS AND LEASE PAYMENTS. This Agreement shall become effective when it is signed and accepted by Lessor and shall remain in effect until the last Lease term under any Schedule has expired. Individual Leases go into effect and the term of a Lease begins when it is signed and accepted by Lessor (“Commencement Date”). Lessee hereby authorizes Lessor to insert the Commencement Date on each Lease. Lessee shall pay to Lessor rent (“Lease Payments”) for each item of Equipment in the amount and at the times specified in the Schedule for such Equipment. The first Lease Payment is due on the date Lessor accepts the Lease or any later date designated by Lessor and interim rent shall be due from the date Lessee accepts the Equipment. Subsequent Lease Payments will be due as invoiced by Lessor for successive months until the balance of the Lease Payments and any additional Lease Payment or expenses chargeable to Lessee under a Lease are paid in full. LESSEE’S OBLIGATION TO PAY THE LEASE PAYMENTS AND OTHER LEASE OBLIGATIONS IS ABSOLUTE AND UNCONDITIONAL AND IS NOT SUBJECT TO CANCELLATION, DEFENSE, DEDUCTION, RECOUPMENT, REDUCTION, SETOFF, CLAIM OR COUNTERCLAIM. THIS AGREEMENT AND ALL LEASES ARE NON-CANCELLABLE. All Payments will be made to Lessor as set forth on the Lease or any other place Lessor indicates in writing.

The amounts of each Lease Payment is based on the supplier’s best estimate of the Equipment cost including (if applicable) any installation, other related costs and estimated sales or use tax. The Lease Payments will be adjusted proportionately upward or downward if the actual total cost of the Equipment or taxes is more or less than the estimate. In that event, Lessee authorizes Lessor to adjust the Lease Payments by up to ten percent (10%).

The Equipment may be delivered to Lessee over a period of time pursuant to various purchase orders to be assigned by Lessee to Lessor. Lessor may, in its sole discretion, upon receipt of such documentation as Lessor deems necessary or upon other written authorization of Lessee, from time to time, fund the vendors and/or manufacturers of the equipment and third parties providing services related to the installation of the equipment (each a “Vendor”) an amount equal to the purchase price of the Equipment or services invoiced by the Vendor and any other sums due by Lessor to the Vendor pursuant to any such purchase order. Each such funding shall be repayable (i) on the Commencement Date, (ii) in the event of any delay in the delivery or installation of the Equipment upon fifteen (15) days prior notice from Lessor to Lessee or (iii) immediately upon demand by Lessor if any Event of Default under this Lease has occurred. All such sums shall accrue interest from the date advanced by Lessor through the Commencement Date or, if earlier, date of repayment in an amount equal to the amount of the Monthly Lease Payment divided by the total equipment cost for the Equipment to be leased multiplied by the amount of the advance divided by thirty (30) and then multiplied by the number of days such advance has been outstanding.

3. DELIVERY AND ACCEPTANCE. Lessee is responsible, at Lessee’s own cost and expense, to arrange for the delivery and installation of the Equipment (unless such costs are included in the cost of the Equipment to Lessor). Lessee agrees THAT THE SIGNING OF THE equipment Acceptance supplied by Lessor constitutes full acceptance of the Equipment and commencement of the Lease.

4. DISCLAIMER OF WARRANTIES. Lessee acknowledges that Lessor is not the manufacturer of the Equipment, nor the manufacturer’s or vendor’s agent. Nor is the vendor an agent of Lessor. Lessee has selected the Equipment based upon Lessee’s own judgment. Lessee disclaims any reliance upon any statements or representations made by Lessor and acknowledges that representations made by Vendor, unless specifically contained in this Agreement, shall not be binding upon Lessor. LESSOR HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATION OR WARRANTY OF ANY KIND, WHETHER DIRECT OR INDIRECT, EXPRESS OR IMPLIED, WITH RESPECT TO THE SUITABILITY, MATERIALS, DURABILITY, DESIGN, WORKMANSHIP, OPERATION OR CONDITION OF THE EQUIPMENT OR ANY PART THEREOF, ITS MERCHANTABILITY, FITNESS FOR USE FOR THE PARTICULAR PURPOSES AND USES OF LESSEE. Lessor shall not be liable to Lessee for any loss, damage or expense of any kind or nature caused directly or indirectly by the Equipment or for any damages based on strict or absolute tort liability or Lessor’s or vendor’s negligence, or due to the repair, service or adjustment of the Equipment or by any delay or failure to provide any maintenance, repair, service or adjustment, or by any interruption of service, or for any loss of business however caused. NO DEFECT OR UNFITNESS OF THE EQUIPMENT OR THE FACT THAT THE EQUIPMENT SHALL NOT OPERATE OR THAT IT SHALL OPERATE IMPROPERLY SHALL RELIEVE LESSEE OF ANY OBLIGATION UNDER THE LEASE.

5. TITLE, PERSONAL PROPERTY, LOCATION AND INSPECTION.  Lessor owns the Equipment and Lessee has the right to use the Equipment for the full Lease term provided Lessee complies with the terms and conditions of this Agreement and the Lease. Lessee will keep and use the Equipment only at the Equipment Location shown on the applicable Schedule. Although the Equipment may become attached to real estate, it remains personal property and Lessee agrees not to permit a lien to be placed upon the Equipment or to remove the Equipment from the Equipment Location without Lessor's prior written consent. The Equipment is removable from and is not essential to the premises at which the Equipment is located. If Lessor feels it is necessary, Lessee agrees to provide Lessor with waivers of interest or liens, from anyone claiming any interest in the real estate on which any item of Equipment is located. Lessor also has the right, at reasonable times, to inspect the Equipment. If the Lessee elects in writing to return the Equipment at the end of term, the Lessor may enter the premises where the Equipment is located during normal business hours for the purpose of showing and demonstrating the Equipment to prospective purchasers or for an appraisal of the Equipment. The Lessee shall provide adequate electrical, power, lighting, heat, water and personnel sufficient to allow for normal demonstrations of the Equipment to potential buyers.

6. MAINTENANCE. Lessee shall use the Equipment in a careful and lawful manner; comply with and conform to all laws, ordinances and regulations related to the possession, use and maintenance of the Equipment and maintain the Equipment so that it is certified for use by all regulatory agencies where applicable. Lessee shall use the Equipment exclusively for agricultural, business or commercial purposes. Lessee is required, at Lessee’s own cost and expense, to keep the Equipment in good repair, condition and working order, except for ordinary wear and tear, and Lessee will supply all parts and servicing required. All replacement parts, attachments, accessories, upgrades and modifications, used or installed and repairs made to the Equipment will become Lessor’s property. Lessee may, with Lessor’s prior written consent, make modifications to the Equipment; so long as such modifications do not reduce the value or usefulness of the Equipment or result in the loss of any warranty or any certification necessary for the maintenance of the Equipment. Lessee shall enter into and maintain in force, for the term of the lease, a maintenance contract with the manufacturer of the equipment or with an approved service provider satisfactory to Lessor and take all actions necessary to cause the equipment to remain eligible for the manufacturer’s maintenance program. This includes all replacements, upgrades, enhancements and software related to the Equipment that are required by the manufacturer for such eligibility. Lessee shall provide Lessor with a copy of the maintenance contract and maintenance log upon request. Subject to Lessor’s prior approval, and as long as Lessee demonstrates the capabilities that it has the adequate skills and expertise Lessee may elect to maintain certain types of equipment with its own personnel. LESSEE ACKNOWLEDGES THAT LESSOR IS NOT RESPONSIBLE FOR PROVIDING ANY REQUIRED MAINTENANCE AND/OR SERVICE FOR THE EQUIPMENT. LESSEE WILL MAKE ALL CLAIMS FOR SERVICE AND/ OR MAINTENANCE SOLELY TO THE SUPPLIER AND/OR MANUFACTURER AND SUCH CLAIMS WILL NOT AFFECT LESSEE’S OBLIGATION TO MAKE ALL REQUIRED LEASE PAYMENTS.

7. ASSINGMENT. LESSEE AGREES NOT TO TRANSFER, SELL, SUBLEASE, ASSIGN, PLEDGE OR ENCUMBER EITHER THE EQUIPMENT OR ANY OF LESSEE’S RIGHTS UNDER THIS AGREEMENT OR ANY LEASE OR OTHERWISE PERMIT THE EQUIPMENT TO BE OPERATED OR USED BY, OR COME INTO OR REMAIN IN THE POSSESSION OF ANYONE BUT LESSEE OR LESSEE’S JOINT VENTURE MP MASK TECHNOLOGY CENTER, LLC., WHILE UNDER LESSEE’S SUPERVISION AND CONTROL WITHOUT LESSOR’S PRIOR WRITTEN CONSENT. No sale, assignment, transfer or sublease, whether authorized herein or in violation of the terms hereof, shall relieve Lessee of its obligations, and Lessee shall remain primarily liable hereunder and under each Lease. Lessee agrees that Lessor may sell, assign or transfer all or any part of any Lease and if Lessor does, the new owner will have the same rights and benefits that Lessor now has and will not have to perform any of Lessor’s obligations and that the rights of the new owner will not be subject to any claims, defenses, or setoffs that Lessee may have against Lessor. Any such assignment, sale or transfer of a Lease or the Equipment will not relieve Lessor of Lessor’s obligations to Lessee under the Lease. Subject to the foregoing, this Agreement inures to the benefit of and is binding upon the successors and assigns of the parties hereto and thereto, as the case may be (and, without limiting the foregoing, shall bind all persons who become a “new debtor” to this Agreement and any Lease, as defined in Section 9-203(e) of Revised Article 9 of the UCC)

8.  PURCHASE, RETURN AND RENEWAL OF EQUPMENT. So long as no default or event of default shall have occurred and be continuing and the Lessee shall have given Lessor written notice to Lessor at least one hundred eighty (180) days, but not more than two hundred seventy (270) days prior to the expiration of the initial term or any renewal of any Lease, Lessee shall advise Lessor of Lessee’s intention to (i) purchase all but not less than all of the Equipment for the then fair market value in use, in place plus applicable taxes; (ii) renew the lease on a month to month basis at the same rent payable in monthly installments in the same amount and due on the same date as during the initial term; or (iii) return the Equipment to Lessor at the end of the initial term or any renewal of such Lease. If Lessee fails to so notify Lessor, or having notified Lessor, Lessee fails to return the Equipment as provided herein, the Lease shall renew for an additional term of four (4) months, and Lessee agrees to continue to make lease payments at the same monthly lease payment as set forth in this Lease, subject to the right of either party to terminate any renewal upon one hundred twenty (120) days written notice, in which case Lessee will immediately deliver the Equipment to Lessor as stated in this paragraph. Provided Lessee has given such timely notice to return the equipment. Lessee shall return all, but not less than all, of the Equipment, to any location within the continental United States as designated by Lessor. The Lessee must prepare the Equipment for shipping according to the manufacturer's instructions using approved packaging material and shall bear all risk of damage or loss until the Equipment is returned to us at the designated location. All costs and expenses associated with the packaging, shipping, delivery and inspection of the returned Equipment shall be paid by Lessee, including any cost Lessor incurs for deinstallation of alterations to the Equipment. Lessee shall be liable for all damage to the Equipment in excess of reasonable wear and tear.

9. LOSS OR DAMAGE. Lessee assumes and shall bear the entire risk of loss or destruction of, or damage to the Equipment from any cause whatsoever, whether or not insured. No such loss or damage relieves Lessee from any obligation under a Lease. Lessee agrees to promptly notify Lessor in writing of any loss or destruction or damage to the Equipment and Lessee will, at Lessor's option, (a) repair the Equipment to good condition and working order, (b) replace the Equipment with like Equipment in good repair, condition and working order, acceptable to Lessor and transfer clear title to such replacement Equipment to Lessor, such Equipment shall be subject to the Lease and be deemed the Equipment, or (c) pay to Lessor the present value of the total of all unpaid Lease Payments for the full Lease term plus the greater of either (i) the estimated fair market value of the Equipment at the end of the originally scheduled Lease term or (ii) Lessor’s residual position (as determined by Lessor in its sole discretion), all discounted at a rate equal to, unless set forth in a separate schedule, four percent (4.0%) per annum whereupon the Lease shall terminate. All proceeds of insurance received by Lessor as a result of such loss or damage will be applied, where applicable, toward the replacement or repair of the Equipment or the payment of Lessee’s obligation.

10. INDEMNITY.   Lessee assumes liability for and agrees to indemnity, defend (if requested by Lessor) and hold harmless Lessor and its employees and agents from and against any and all liabilities, losses, damages, penalties, claims, suits and repossession or return of the Equipment, actions, costs and expenses, including court costs and Lessor’s attorneys fees, of whatever kind imposed or incurred by or asserted against Lessor (collectively, “Claims”), whether based on a theory of strict liability or otherwise, caused by or related to (a) the manufacture, selection, purchase, installation, ownership, use lease, possession, delivery, operation, storage, repair, disposition or return of the Equipment, and if due to the action or inaction of Lessee or (b) any defects in the Equipment. Lessee agrees to reimburse Lessor for and to defend Lessor against any Claims. This indemnity will continue even after the termination or expiration of a Lease and repossession or return of the Equipment.

11. TAXES.  Lessee agrees to pay all license and registration fees, sale and use taxes, personal property taxes and all other taxes and charges, relating to the ownership, leasing, rental, sale, purchase, possession or use of the Equipment as part of the Lease Payment or as billed by Lessor. Lessee agrees that if Lessor pays any taxes or charges on Lessee’s behalf, Lessee will reimburse Lessor for all such payments and will pay Lessor interest and a late charge (as calculated in Section 14) on such payments with the next Lease Payment, plus reasonable costs incurred in collecting and administering any taxes, assessments or fees and remitting them to the appropriate authorities. Lessor shall not be obligated to contest any valuation of a tax imposed on the Equipment or on this Agreement or any Lease.

12. INSURANCE. During the term of a Lease, Lessee will keep the Equipment insured, at its sole cost and expense, against all risks of a loss or damage in an amount not less than the replacement cost of the Equipment, without deductible and without co-insurance. The insurance company shall be acceptable to Lessor in all respects in Lessor’s sole discretion. Lessee will also obtain and maintain for the term of a Lease, comprehensive public liability insurance and such policy shall provide Lessor with thirty (30) days prior written notice of cancellation or termination of such policy covering both personal injury and property damage in an amount acceptable to Lessor. Lessor will be the sole named loss payee on the property insurance under a separate lender’s loss payable clause and named as an additional insured on the public liability insurance. Lessee will pay all premiums for such insurance and Lessee shall deliver proof of insurance coverage to Lessor satisfactory to Lessor. If Lessee does not provide such insurance, Lessee agrees that Lessor has the right, but not the obligation, to obtain such insurance and charge Lessee for all costs. Lessee irrevocably appoints Lessor as Lessee’s attorney-in-fact to make claims for, receive payment of, and execute and endorse all documents, checks or drafts in payment for loss or damage under any said insurance policies.

DEFAULT. An “Event of Default” shall be deemed to exist if any of the following occurs: (a) Lessee fails to pay any Lease Payment or other sum due hereunder within ten (10) days of when due; (b) Lessee fails to observe or perform any other term, covenant or condition of this Agreement, any Lease or any other agreement with Lessor and such failure continues for ten (10) days from the occurrence of such failure; (c) Lessee or any guarantor or surety, if any, dies, or becomes insolvent or unable to pay its debts when due; stops doing business as a going concern; terminates its organizational existence, merges, consolidates, transfers, sells or otherwise disposes of a majority of its assets or a majority of its liquid assets; (d) a writ of attachment or execution is levied upon the Equipment unless released, satisfied or stayed within fifteen (15) days of such levy, (e) the filing by or against Lessee of a petition under the Bankruptcy Code or under any insolvency law provided for relief of debtors unless with respect to a petition filed against Lessee, it is dismissed within forty-five (45) days; (f) the voluntary or involuntary making of an assignment for the benefit of creditors, the appointment of a receiver or trustee for Lessee or for Lessee’s assets, the commencement of any formal or informal proceeding for dissolution, liquidation, settlement of claims against or winding up of the affairs of Lessee (g) there is a substantial change in the ownership or control of Lessee is defined as (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Company; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Company by any Person or group; or (d) the occurrence of a change in control, or other similar provision, as defined in any agreement or instrument evidencing any Material Indebtedness (triggering a default or mandatory prepayment, which default or mandatory prepayment has not been waived in writing); or (e) the Company ceases to own, directly or indirectly, and Control 100% (other than directors' qualifying shares) of the ordinary voting and economic power of any Foreign Subsidiary Borrower, other than, to the extent such Subsidiaries are Foreign Subsidiary Borrowers, PKL and PSMC in respect of which the Company will continue to own and Control more than 50% (h) any representation, warranty or signature herein or made by Lessee or any surety or guarantor of Lessee's obligations, if any, in any document delivered to Lessor in connection with this Agreement or any Lease shall be false or misleading in any material respect when made: (i) Lessee or any guarantor is in default under any other agreement with Lessor or any affiliate of Lessor (including without limitation TD Bank. N.A.) or any other person; (j) Lessee engages in any criminal conduct that subjects the Equipment to seizure and/or confiscation by governmental authorities; (k) Lessee uses or permits use of the Equipment in a fashion not covered by the required insurance policies; (l) without the prior written consent of Lessor, Lessee attempts to remove, sell, transfer, encumber, part with possession, or sublet any item of Equipment; (m) Lessee suffers a material adverse change in its financial condition, business, operations or assets and, as a result, Lessor deems itself or any of its Equipment to be insecure; (n) the termination of all or substantially all of Lessee's business relationship, if any, with TD Bank, N.A. its successors or assigns; or (o) any default under any guaranty agreement executed in connection with this Agreement or any Lease, if any.

13. REMEDIES. Lessor has the following remedies if an Event of Default should occur: (a) Lessor may cancel or terminate the Leases; (b) with or without notice to Lessee, declare the entire balance of the unpaid Lease Payments for the full term of all Leases plus the additional amount (as defined below) immediately due and payable, sue for and receive all Lease Payments and any other payments then accrued or accelerated under all Leases or any other agreement plus the greater of either (i) the estimated fair market value of the Equipment at the end of the originally scheduled term of all Leases or (ii) Lessor’s residual position (as determined by Lessor in its sole discretion), and all accelerated Lease Payments and the estimated fair market value of the Equipment or the Lessor’s residual position will be discounted to the date of the default at two percent (2.0%) per year, but only to the extent permitted by law, (c) charge Lessee interest on all monies due Lessor at the rate of eighteen percent (18%) per annum from the date of default until paid, but in no event more than the maximum rate permitted by law; (d) charge Lessee a return-check or non-sufficient funds charge (“NSF Charge) to reimburse Lessor for the time and expense incurred with respect to a check that is returned for any reason including non-sufficient or uncollected funds such NSF charge is stipulated and liquidated at Twenty Five Dollars ($25.00); (e) require that Lessee return the Equipment to Lessor and in the event Lessee fails to return the Equipment peaceably enter upon the premises with or without legal process where the Equipment is located and repossess the Equipment; (f) apply any security deposit to any amounts owing from Lessee to Lessor; and/or (g) setoff against any account maintained with Lessor or any affiliate of Lessor (including without limitation any direct or indirect subsidiary of TD Bank US Holding Company) any and all amounts owing from Lessee to Lessor hereunder or under any Lease. Such return or  repossession of the Equipment will not constitute a termination of the applicable Lease unless Lessor expressly notifies Lessee in writing. In the event the Equipment is returned or repossessed by Lessor and unless Lessor has terminated the applicable Lease, Lessor will sell or re-lease the Equipment to any persons with any terms Lessor determines, at one or more public or private sales, with or without notice to Lessee, and apply the net proceeds deducting the costs and expenses of such sales or re-lease to Lessee’s obligations with Lessee remaining liable for any deficiency on the Leases and with any excess being retained by Lessor. The credit for any sums to be received by Lessor from the Leases during the remaining portion of the Lease Terms shall be discounted to the commencement date of such Leases at an annual rate equal to the implicit rate of interest with respect to such Lease. Lessee agrees that if notice of sale is required by law to be given, seven (7) days notice shall constitute reasonable notice.

If an Event of Default should occur, Lessee shall indemnify Lessor on demand against any loss, premium, penalty or expense incurred, directly or indirectly, in repaying funds raised to financed any part or all of the Equipment or in unwinding any swap, forward interest rate agreement, or other financial instrument relating in whole or in part to Lessor’s financing of the Equipment (including any interest, fees, penalties, breakage costs or other sums whatsoever paid or payable in connection therewith).

Lessee is also required to pay (i) all costs and expenses incurred by Lessor in connection with the enforcement of any remedies, including all expenses incurred in connection with the return or other recovery of any Equipment or other collateral, sale, re-lease or other disposition (including without limitation costs of transportation, possession, storage, refurbishing, advertising and broker’s fees) and all other pre-judgment and post-judgment enforcement related to actions taken by Lessor, and/or any actions taken by Lessor in any bankruptcy case involving Lessee, this Equipment or other collateral, and (ii) reasonable attorneys’ fees (including consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration).

Whenever any Lease Payment is not made within ten (10) days of when due Lessee agrees to pay Lessor, within one month of the original due date, a late charge of five percent (5.0%) for each delayed payment, as compensation for Lessor’s internal operating expenses arising as a result of each delayed payment, but only to the extent permitted by law. This amount is payable in addition to all amounts payable by Lessee as a result of the exercise of any other remedies.

Lessee agrees that any delay or failure to enforce Lessor’s rights under this Agreement or any Lease does not prevent Lessor from enforcing any rights at a later time. No right or remedy referred to herein is intended to be exclusive, but each shall be cumulative and shall be in addition to any other remedy referred to above or otherwise available at law or in equity, and may be exercised concurrently or separately from time to time. With respect to any exercise by Lessor of its right to recover and/or dispose of any Equipment or other collateral securing Lessee’s obligations under any Lease, Lessee acknowledges and agrees that: (i) Lessor shall have no obligation, subject to the requirements of commercial reasonableness, to clean up or otherwise prepare the Equipment or any other collateral for disposition; and (ii) Lessor may comply with any applicable state or federal law required in connection with the disposition of the Equipment or other collateral, and any actions taken in connection therewith shall not be deemed to have adversely effected the commercial reasonableness of any disposition of such Equipment and/or other collateral.

15. SECURITY DEPOSIT/ADDITIONAL COLLATERAL.Lessor will retain any required security deposit to insure Lessee’s performance of Lessee’s obligations. Any security deposit is non-interest bearing. Lessor may apply any security deposit to cure any default by Lessee, in which event Lessee will promptly restore any amount so applied. If Lessee is not in default, any security deposit will be returned to Lessee at the termination of a Lease. In the event that Lessee grants to any affiliate of Lessor (including any direct or indirect subsidiary of TD Bank US Holding Company) a lien or security interest in any real or personal property of Lessee other than the Equipment, Lessee agrees that such lien or security interest shall, without further action, by Lessee also secure the Lease Payments and the Performance by Lessee of its obligations under the Lease and that such affiliate shall be deemed Lessor’s agent for the purpose of perfecting such lien or security interest in such additional collateral.

16. COSTS AND EXPENSES. Lessee shall reimburse Lessor, upon demand, for all reasonable costs and expenses incurred in connection with this Agreement or any Lease, including without limitation attorney’s fees, processing fees, filing fees, overnight delivery costs, long distance telephone charges, copying costs and the cost of obtaining credit reports, certified articles of organization, good standing certificates, lien searches and UCC 1 title insurance.

17. REPRESENTATIONS AND WARRANTIES.   Lessee warrants and represents to Lessor that (a) the Equipment will be used for business purposes, and not for personal, family or household purposes, (b) Lessee is an entity duly organized, validly existing and in good standing with the laws of the jurisdiction specified below Lessee’s signature, and the organizational number assigned to Lessee in such jurisdiction, if any, is as specified below Lessee’s signature and Lessee (and each of its predecessors) has not in the past five (5) years, changed its jurisdiction of formation, organizational structure or type, or any organizational number assigned by its jurisdiction of formation. (c) Lessee’s full and accurate legal name is as first provided above (d) Lessee has the power and capacity to enter into this Agreement all documents related to the purchase of the Equipment and any other documents required to be delivered in connection herewith (collectively the “Documents”) and (e) the Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies herein or therein provided may be limited under applicable bankruptcy and insolvency laws.

18. FINANCIAL INFORMATION. At Lessor’s request, Lessee shall provide Lessor with (i) audited or reviewed (as required by Lessor) annual consolidated and consolidating financial statements, prepared in accordance with generally accepted accounting principles applied on a basis consistent with the most recent audited or reviewed, as applicable, financial statements provided to Lessor by Lessee, including balance sheets, income and cash flow statements, accompanied by the unqualified report thereon of an independent certified public accountant acceptable to Lessor, as soon as available, and in any event within 120 days after the end of each of Lessee’s fiscal year; (ii) by April 15 of each calendar year, each guarantor’s, if any, annual financial statement for the immediately preceding calendar year and copies of such guarantor’s state and federal tax returns for the immediately preceding calendar year; (iii) such other reports and financial information as may be requested by Lessor and (iv) Lessee represents and warrants that any financial statements previously delivered to Lessor by Lessee or any guarantor and any financial statements delivered to Lessor pursuant to  preceding clauses (i) and (ii) are and will be complete and correct and fairly present the financial condition of the Lessee and guarantors as of the dates of such financial statements and the results of Lessee’s and guarantors’ operations and cash flows for the periods referred to therein in accordance with generally accepted accounting principles, consistently applied. Lessee represents and warrants to Lessor that, since the most recent submission of financial statements by Lessee and the guarantors to Lessor there has been no material adverse change in the financial condition or business of the Lessee or any guarantor.

19. UCC FILINGS.  Lessee authorizes Lessor to file a financing statement with respect to the Equipment with or without Lessee’s signature where permitted by the UCC and grant Lessor the right to sign such financing statement on Lessee’s behalf. The filing of a financing statement is not to be construed as evidence that any security interest was intended to be created, but only to give public notice of Lessor’s ownership of the Equipment. If a Lease is deemed at any time to be one intended as security then Lessee grants Lessor a first priority security interest in the Equipment together with all related software (embedded therein or otherwise) and general intangibles, and all additions, accessories, attachments and accessions thereto whether furnished by the supplier of the Equipment, all sublease, chattel paper, accounts and security deposits relating thereto, and any and all substitutions, replacements or exchanges for such item of Equipment, in each such case in which Lessee shall from time to time acquire an interest, and any and all proceeds (including insurance proceeds) of the Equipment and other collateral in and against which a security interest is granted hereunder. Lessee will promptly execute, or otherwise authenticate and deliver to Lessor such further documents, instruments, assurances and other records and take such further action as Lessor from time to time may reasonably request in order to carry out the intent and purpose of this Agreement and to establish and protect the rights and remedies created or intended to be created in favor of Lessor under the Documents (including without limitation (i)lien searches and (ii) such UCC financing statements, fixtures filing and waivers as reasonably may be required by Lessor in connection with any change in circumstances relating to Lessee, the Equipment or otherwise): provided, however, Lessee hereby authorizes Lessor to file any and all of the same without Lessee’s authentication, to the extent permitted by applicable law. Lessee shall provide written notice to Lessor not less than thirty (30) days prior to any contemplated change in the name, the jurisdiction of organization or address of the chief executive office, of Lessee.

20. NOTICE. Written notices will be deemed to have been given when delivered in person or if sent by certified mail, postage pre-paid return receipt requested, or by reliable nationally recognized overnight courier, addressed to the recipient at its address above or at any other address subsequently provided in writing.

21. UCC – ARTICLE 2A PROVISIONS. Lessee agrees that this Lease is a “finance lease” as that term is defined in Article 2A of the Uniform Commercial Code (“UCC”). Lessee acknowledges that Lessor has given Lessee the name of the Supplier of the Equipment for each Lease. Lessor hereby notifies Lessee that Lessee may have rights under the contract with the Supplier and Lessee may contact the Supplier for a description of any rights or warranties that Lessee may have under this supply contact. LESSEE ALSO WAIVES ANY AND ALL RIGHTS AND REMEDIES GRANTED LESSEE UNDER SECTIONS 2A-508 THROUGH 2A-522 OF THE UCC.

22. CHOICE OF LAW. This Agreement and all Leases were made in the State of Delaware; and they are to be performed in the State of Delaware by reason of the Lease Payments Lessee is required to pay Lessor in State of Delaware. This Agreement and all Leases shall in all respects be interpreted and all transactions subject to this Agreement and all rights and liabilities of the parties under this Agreement and all Leases shall be determined and governed as to their validity, interpretation, enforcement and effect by the laws of the State of Delaware except for local filing requirements. Lessee consents to and agrees that personal jurisdiction over Lessee and subject matter jurisdiction over the Equipment shall be with the courts of the State of Delaware or the United States District Court for the District of Delaware solely at Lessor’s option with respect to any provision of this Agreement or any Lease. Lessee also waives Lessee’s right to a trial by jury.

23. ENTIRE AGREEMENT; SEVERABILITY; WAIVERS.    This Agreement and all Leases contain the entire agreement and understanding of the parties hereto. No agreements or understanding are binding on the parties unless set forth in writing and signed by the parties. Any provision of this Agreement or any Lease which for any reason may be held unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective without invalidating the remaining provisions of this Agreement and the Leases.

24. SECUTITY AND DEPOSIT ACCOUNT CONTROL AGREEMENT.To secure its obligations to Lessor under this Agreement and all Leases, Lessee hereby grants to Lessor a Security interest in all deposit accounts of Lessee held by TD Bank N.A. (‘’Bank’’), whether now existing or hereafter created, including without limitation Account No.______________ (collectively the ‘’Accounts’’) and hereby agrees that this Section 24 shall constitute a deposit account control agreement among Lessee, Lessor and Bank with respect to such Accounts. Bank will comply with the instructions given by Lessor concerning the Accounts, including, but not limited to, instructions to close the Accounts and transmit the balances of the Accounts to Lessor, without any further consent of Lessee. Bank may comply with Lessee’s instructions concerning the Accounts until Lessor notifies Bank that Lessor is exercising exclusive control over the Accounts. As soon as possible after Lessor notifies Bank of Lessor’s exclusive control, Bank shall stop complying with any instructions given by Lessee. On and after receipt of Lessor’s notice of exclusive control, Bank may refuse to pay checks drawn on Lessee’s Accounts and Bank shall have no liability to Lessee for any such refusal. Bank will upon request by Lessor send copies of all statements and other correspondence concerning the Accounts to Lessor. Bank has no liability to Lessee for complying with Lessor’s notice of exclusive control or complying with instructions concerning the Accounts or the related records given by Lessor. This Section 24 does not create any obligation or duty of Bank other than those expressly set forth herein. All income, gain, expense and loss recognized in the Accounts shall be reported to all taxing authorities under Lessee’s name and taxpayer identification number. The terms of this Section 24 will prevail if they conflict with any other agreement between Bank and Lessee. The obligations of Bank under this Section 24 shall continue until Lessor has notified Bank that Bank is released from further obligation to comply with Lessor’s instructions concerning the Accounts. No amendment, modification or termination of this Section 24 or waiver of any right shall be binding on any party unless it is in writing and is signed by the party to be charged.

THIS AGREEMENT IS NOT BINDING UNTIL ACCEPTED BY LESSOR

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the date first set forth above.

LESSOR:
TD EQUIPMENT FINANCE, INC.

By:

Name:

LESSEE:	Title:
PHOTRONICS, INC.

By:	For purposes of Section 24 Only:

Name:	Bank:

Title:	TD Bank, N.A.

By:

Jurisdiction of Organization:	Connecticut
Name:
Organizational Number:	0036597
Title:
Chief Executive Office:	15 Secor Road
	Brookfield CT 06804	Address:

RIDER NO. 2 TO MASTER LEASE SCHEDULE NO. 2

(Progress Payment/Partial Delivery Rider)

This Progress Payment/Partial Delivery Rider (this “Rider”) is made a part of that certain Master Lease Schedule No. 2 dated as of February 12, 2013 (the “Schedule”) entered into in connection with the Master Lease Agreement dated as of April 13, 2011 (the “Agreement”), all between TD EQUIPMENT FINANCE, INC. as Lessor and PHOTRONICS, INC. as Lessee.  Lessee has executed and delivered to Lessor a Promissory Note in the face amount of $33,322,513.00 dated of even date herewith (the “Note”).  All capitalized terms used herein which are not defined herein shall have the meanings set forth in the Agreement or in the Schedule.  To the extent that any of the terms and conditions of this Rider conflict with or are inconsistent with the Agreement or the Schedule, this Rider shall govern and control.

1.           Progress Payments and Partial Deliveries.  Certain of the vendors, suppliers, and/or manufacturers of equipment require the payment of progress or pre-delivery payments or deposits pursuant to their invoices or purchase orders or agreements.  Additionally, equipment may be delivered to Lessee over a period of time prior to the Commencement Date.  Lessee has executed and delivered to Lessor a Promissory Note in the face amount of $33,322,513.00 dated of even date herewith (the “Note”).  Lessee requests that Lessor, pursuant to the invoices and/or purchase orders or agreements described (by reference to an order number or date) in Exhibit A attached hereto (each, a “Purchase Order”) with respect to the items of equipment described in Exhibit A attached hereto (the “Funded Equipment”), make advances on the Note to (a) fund Lessee’s progress or pre-delivery payments or deposits and to reimburse Lessee with respect to progress or pre-delivery payments or deposits previously made by Lessee (each, a “Progress Payment”) to vendors, suppliers, and/or manufacturers (each, a “Vendor”) and/or (b) fund Vendors an amount equal to the purchase price of such of the equipment delivered prior to the Commencement Date and described in Exhibit A attached hereto or services invoiced by such Vendors and any other sums due such Vendors pursuant to Purchase Orders (each, a “Partial Delivery Purchase Price”, with Progress Payments and Partial Delivery Purchase Prices being collectively referred to as the “Advances” and each as an “Advance”).  The aggregate amount of the Advances shall not exceed the face amount of the Note, and all Advances must be made no later than March 30, 2014 (the “Funding Expiration Date”).  Advances shall be repayable to Lessor together with interest, at the rate specified in the Note, and any other amounts due and payable in accordance with the terms of this Rider.  With respect to an Advance, Lessor may enter or revise, as applicable, on Exhibit A attached hereto the name of a Vendor, the description of the Purchase Order, the date(s) and amount(s) of Advances to such Vendor, and a description of the Funded Equipment related thereto, which, in the absence of manifest error, shall be conclusively binding on Lessee.

2.           Required Documentation.  Subject to the condition (i) of Lessor’s prior receipt and approval of all Required Documentation (as defined below), (ii) that no Termination Event (as defined below) shall have occurred, (iii) that no breach of or default under a Purchase Order shall have occurred and be continuing and each Purchase Order shall then be in full force and effect, and (iv) of satisfaction of all of the terms and conditions set forth herein, Lessor agrees to make the Advances contemplated hereby.  “Required Documentation” means any documentation required of Lessee or any third party (including a Vendor) by Lessor from time to time in its sole discretion in connection with the Schedule, the Agreement or any Advance, including but not limited to a demand promissory note or acknowledgements by Lessee of Lessor’s payment of any Advance, assignments of Purchase Orders, acknowledgements and agreements with Vendors confirming Lessor’s unencumbered ownership of or first priority lien in and to the Funded Equipment, disbursement authorizations and invoices concerning the purchase and sale of the Funded Equipment, bills of sale or other documentation to evidence conveyance to Lessor by a Vendor of title to Funded Equipment, lease or equipment schedules, delivery and acceptance certificates, officer certificates, guaranties, landlord or mortgagee waivers, disclaimers of interest or intercreditor agreements from other creditors, legal opinions, and Uniform Commercial Code financing statements (each of the foregoing in form and substance satisfactory to Lessor).  Without limiting the generality of the foregoing, Lessee hereby represents, warrants, covenants, and agrees that (a) prior to Lessor making any Advance under this Rider, Lessee shall have provided Lessor with true, correct and complete copies of all Purchase Orders satisfactory in all respects to Lessor, which shall in all events accurately identify the equipment covered by such Purchase Orders and their component parts, and accurately and completely describe the total and component costs therefor and any applicable rebates, discounts, or refunds available to Lessee and (b) without the prior written consent of Lessor, Lessee shall not amend or otherwise modify the terms of a Purchase Order, waive or relinquish any of its rights with respect to a Purchase Order, or consent to, approve, or acquiesce in any delay in performance by a Vendor with respect to a Purchase Order.

3.           Security.  In order to secure the prompt payment and performance when due (by reason of acceleration or otherwise) of all indebtedness, obligations, or liabilities of Lessee and any affiliate, parent, or subsidiary of Lessee owing to Lessor or any affiliate, parent or subsidiary of Lessor, of every kind and description, direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance now existing or hereafter arising, regardless of how the same arise or by whatever instrument, agreement, or book account they may be evidenced (including, without limitation, any Advances or otherwise under or in respect of the Schedule, the Agreement, or the Note) (the “Obligations”), Lessee hereby grants and conveys to Lessor a security interest in all of Lessee’s rights, title and interests of whatever kind or description in and to the Purchase Orders, the Funded Equipment and all present or future additions, attachments or accessories related thereto and replacements thereof, all tools, manuals, service records, software and similar information and materials applicable to such Funded Equipment, Lessee’s rights in any items of equipment identified to any Purchase Order, Lessee’s rights in any Progress Payments made to a Vendor and other progress, pre-delivery payments or deposits with respect to any Purchase Orders not funded by Lessor, and the products, proceeds (including insurance proceeds), rents and profits therefrom or thereof, whether now existing or hereafter acquired (collectively, the “Collateral”).  Lessee represents, warrants, covenants, and agrees that the security interest in the Collateral granted herein shall have priority over any other security interest granted by Lessee or retained by a Vendor or any other person or entity other than Lessor, and Lessee shall, at its own cost and expense, promptly take such action as Lessor shall deem necessary or advisable to fully discharge all such other liens and security interests in the Collateral which result from claims against Lessee not related to the transactions contemplated by the Agreement, the Schedule, or this Rider.  Lessee hereby irrevocably appoints Lessor its true and lawful attorney, with full power of substitution, to take such action as Lessor may deem necessary to protect and preserve its security interest in the Collateral and waives any rights to notice, presentment, demand for payment, notice of dishonor, protest and notice of protest, and marshalling to the extent permitted by applicable law.

4.           Termination.  If (a) all of the Equipment has not been delivered and accepted by Lessee for any reason under the Agreement or the Schedule on or before the Funding Expiration Date or within fifteen (15) days after notice from Lessor to Lessee of delay, or anticipated delay, in delivery or completion of installation of all of the Equipment, (b) Lessee shall terminate or cancel any Purchase Order or any invoice, purchase order or agreement for any of the Equipment not covered by a Purchase Order, or Lessee shall fail to unconditionally accept (subject to any warranties or other undertakings of a Vendor or other vendor, supplier or manufacturer) any of the Equipment upon delivery thereof, (c) any Vendor or other vendor, supplier or manufacturer shall fail and/or be unable to deliver the Equipment pursuant to any Purchase Order, or pursuant to any invoice or purchase order or agreement not constituting a Purchase Order, or to convey good and marketable title to Lessor free and clear of all liens, claims, security interests and encumbrances and as otherwise required by the Agreement, (d) Lessee fails to observe or perform any term, covenant or condition of this Rider and such condition continues for ten (10) days from the occurrence of such failure, or (e) there occurs an Event of Default under the Agreement (each of (a) – (e), a “Termination Event”), then (i) Lessor may elect, upon written notice to Lessee, to terminate the Schedule and this Rider and accelerate all indebtedness due on the Note, in which case Lessor shall immediately upon demand pay to Lessor the amount of all Advances made under the Note and pursuant hereto, plus all accrued and unpaid interest and other charges and amounts then outstanding or payable as provided hereunder, under the Note and/or under the Schedule and the Agreement; (ii) Lessor shall have no further obligation of any kind whatsoever to make any Advances; and (iii) Lessor shall have, in addition to any other rights and remedies available under the Agreement, all of the rights and remedies of a secured party under the Uniform Commercial Code in effect in the jurisdiction whose law has been selected to govern the Agreement.

5.           Miscellaneous.  Nothing herein shall be deemed or construed to limit or affect in any way Lessor’s absolute and unconditional right to require payment by Lessee of all amounts owing under the Note upon the occurrence of a Termination Event.  Interest on all Advances will accrue from the date that each such Advance is made by Lessor through the Commencement Date or the repayment in full of all amounts owing hereunder and under any promissory note, whichever shall occur first.  Lessee hereby acknowledges and agrees that section 11 of the Agreement (concerning taxes) is applicable with respect to the Funded Equipment, and, upon the repayment to Lessor of the Advances (or other discharge or satisfaction thereof) other than in connection with Permanent Funding (as defined below), Lessee shall pay to Lessor any sale and use taxes due or payable on account of the purchase of any of the Funded Equipment as well as any other fees or taxes specified in section 11 of the Agreement due or payable with respect to the Funded Equipment.  The obligation to repay Advances, and the Note, may be discharged by Lessor’s funding of the amounts contemplated in the Schedule (the “Permanent Funding”) on or before the Funding Expiration Date, upon Lessee’s unconditional acceptance of the Equipment described in the Schedule for all purposes under the Agreement and the Schedule and prior satisfaction of all terms and conditions deemed necessary or appropriate by Lessor, in its business judgment, in connection with such funding and for the protection and perfection of Lessor’s rights and interests in the Equipment, including but not limited to the execution and delivery of additional documents, instruments, schedules, security agreements, secretary certificates, landlord/mortgagee waivers, guaranties, disclaimers of interest and/or intercreditor agreements from other creditors, acknowledgements, authorizations and certificates of third parties or public officials, legal opinions of counsel to Lessee and UCC financing statements and related filings, all of which shall be received by Lessor on or before the time specified for such funding by Lessor.  If Lessee shall repay an Advance, or a portion thereof (other than in connection with Permanent Funding (as provided in the immediately preceding sentence hereof)), in connection with a lease or other financing of the Funded Equipment with a lessor other than TD Equipment Finance, Inc. or Lessee’s determination not to proceed with financing of the Funded Equipment, Lessee shall pay to Lessor in addition thereto a change equal to five percent (5%) of the Advance, at Lessor’s option, or portion thereof, so repaid.

LESSEE:
PHOTRONICS, INC.

By:
Name:
Title:
Date:

LESSOR:
TD EQUIPMENT FINANCE, INC.

By:
Name:
Title:
Date: